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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): JUNE 14, 2005


                            ANGELICA CORPORATION
             (Exact name of Company as specified in its charter)


              MISSOURI                    1-5674             43-0905260
    (State or other jurisdiction        (Commission       (I.R.S. Employer
          of incorporation)            File Number)      Identification No.)

      424 SOUTH WOODS MILL ROAD
       CHESTERFIELD, MISSOURI                                 63017-3406
(Address of principal executive offices)                      (Zip Code)


                               (314) 854-3800
              (Company's telephone number, including area code)


                               NOT APPLICABLE
        (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  Angelica Corporation announced on June 14, 2005 that it entered into an agreement with UNITE HERE, a labor union that is the collective bargaining representative for production workers at 23 of our 35 laundry facilities. The agreement settles a dispute between us and UNITE HERE with respect to a fair selection process for our non-union employees to choose whether they wish to be represented by UNITE HERE as their exclusive bargaining representative. The term of the agreement is ten years. Pursuant to the procedures set forth in the agreement, UNITE HERE is expected to initiate efforts shortly to organize employees at some or all of our eleven non-union facilities. UNITE HERE may also attempt to organize employees under the procedures set forth in the agreement at any non-union facilities that we may acquire in the future.

                  As part of the agreement, UNITE HERE has agreed to cease and discontinue for the ten-year term of the agreement all corporate campaign activities against us. UNITE HERE has also agreed to withdraw various unfair labor practice charges that were previously filed against us as part of the corporate campaign and to resolve other pending matters.

                  We have also negotiated new collective bargaining agreements with UNITE HERE with respect to all seven of our facilities at which the local collective bargaining agreements had either expired in recent months or had not been accepted by us when we acquired the facility . The facilities covered by these agreements are located in Fresno, Stockton and Antioch, California; Tampa, Florida; Batavia, New York; and Dallas and Wichita Falls, Texas. The agreements are subject to the employees at each of these facilities ratifying the related collective bargaining agreement.

                  We estimate that we will report approximately $0.9 million in fiscal 2005 second quarter expenses relating to our preparation for the threatened work stoppage that had been previously announced by the union against our unionized facilities and to legal costs associated with the negotiation and documentation of the agreement.

                  The description of this agreement is modified in its entirety by the terms of the Memorandum of Settlement, the Employee Free Choice Agreement and the National Labor Peace Agreement, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference. We have also filed as Exhibit 99.1 to this Form 8-K a copy of the joint press release that was issued on June 14, 2005 by us and UNITE HERE.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of businesses acquired. Not applicable.
             -------------------------------------------

         (b) Pro forma financial information. Not applicable.
             -------------------------------

         (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2005

                                        ANGELICA CORPORATION



                                        By: /s/ Steven L. Frey
                                           ------------------------------------
                                           Steven L. Frey
                                           Vice President, General Counsel and
                                           Secretary




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                                EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

10.1 Memorandum of Settlement dated June 14, 2005, including the related Employee Free Choice Agreement and National Labor Peace Agreement, of even date therewith filed as Exhibits A and B thereto, by and between the Company and UNITE HERE.

99.1              Joint Press Release dated June 14, 2005 of the Company and
                  UNITE HERE.






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